As filed with the Securities and Exchange Commission on November 9, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ZIOPHARM Oncology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	84-1475642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One First Avenue Parris Building 34 Navy Yard Plaza Boston, Massachusetts	02129
(Address of principal executive offices)	(Zip Code)

ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan

(Full title of the plan)

Robert Hadfield

General Counsel and Secretary

ZIOPHARM Oncology, Inc.

One First Avenue, Parris Building 34, Navy Yard Plaza

Boston, Massachusetts 02129

(617) 259-1970

(Name, address and telephone number,

including area code, of agent for service)

With a copy to:

Marc A. Recht

Josh Rottner

Courtney T. Thorne

Cooley LLP

500 Boylston Street, 14th Floor

Boston, Massachusetts 02116

(617) 937-2300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, par value $0.001 per share	5,000,000 shares	$2.34(3)	$11,675,000(3)	$1,415.01

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

This registration statement registers an additional 5,000,000 shares issuable under the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan (the “2012 Plan”). These 5,000,000 shares represent an increase in the number of shares of common stock reserved for issuance under the 2012 Plan, which increase was approved by the registrant’s stockholders on September 18, 2018 at the registrant’s 2018 Annual Meeting of Stockholders. We have previously registered 9,000,000 shares issuable on under the 2012 Plan on our Registration Statements on Form S-8 (File Nos. 333-185433 and 333-199304) as filed with the Securities and Exchange Commission on December 12, 2012 and October 14, 2014.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on the Nasdaq Capital Market on November 5, 2018.

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENTS ON FORM S-8 (File NOs. 333-185433, 333-199304)

This Registration Statement is being filed by ZIOPHARM Oncology, Inc. (the “registrant”) for the purpose of registering additional securities of the same class as other securities for which registration statements filed on Form S-8 relating to the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) are already effective. Pursuant to Instruction E to Form S-8, we incorporate by reference into this Registration Statement the contents of (i) the registration statement that we filed on Form S-8 (File No. 333-185433) with the Securities and Exchange Commission on December 12, 2012 in its entirety and including exhibits thereto, relating to the registration of 4,000,000 shares of our common stock, par value $0.001 per share, authorized for issuance under the 2012 Plan, and (ii) the registration statement that we filed on Form S-8 (File No. 333-199304) with the Securities and Exchange Commission on October 14, 2014 in its entirety and including exhibits thereto, relating to the registration of an additional 5,000,000 shares of our common stock, par value $0.001 per share, authorized for issuance under the 2012 Plan. This Registration Statement provides for the registration of an additional 5,000,000 shares of common stock to be issued under the 2012 Plan. These 5,000,000 shares represent an increase in the number of shares of common stock reserved for issuance under the 2012 Plan, which increase was approved by the registrant’s stockholders on September 18, 2018 at the registrant’s 2018 Annual Meeting of Stockholders.

EXHIBITS

Exhibit No.	Description of Document

4.1	Amended and Restated Certificate of Incorporation, as filed with the Delaware Secretary of State on April 26, 2006 (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (SEC File No. 000-32353) filed April 26, 2006).

4.2	Bylaws, as amended to date (incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K (SEC File No. 000-32353) filed September 19, 2005).

4.3	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the registrant’s Registration Statement on Form SB-2 (SEC File No. 333-129020) filed October 14, 2005).

5.1	Opinion of Cooley LLP.

23.1	Consent of RSM US LLP.

23.2	Consent of Cooley LLP (included as part of Exhibit 5.1 and incorporated herein by reference).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan, as amended (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K (SEC File No. 001-33038) filed September 24, 2018).

99.2	Form of Restricted Stock Agreement Granted Under the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K (SEC File No. 001-33038) filed June 26, 2012).

99.3	Form of Option Agreement Granted Under the ZIOPHARM Oncology, Inc. 2012 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K (SEC File No. 001-33038) filed June 26, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, as of November 9, 2018.

ZIOPHARM Oncology, Inc.

By:	/s/ Robert Hadfield
Name:	Robert Hadfield
Title:	General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES

Each person whose signature appears below hereby constitutes and appoints Laurence J.N. Cooper, Robert Hadfield and Kevin G. Lafond, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Laurence J.N. Cooper Laurence J.N. Cooper	Chief Executive Officer and Director (Principal Executive Officer)	November 9, 2018

/s/ Kevin G. Lafond Kevin G. Lafond	Senior Vice President – Finance, Chief Accounting Officer and Treasurer (Principal Accounting Officer and Principal Financial Officer)	November 9, 2018

/s/ Scott Braunstein Scott Braunstein	Director	November 9, 2018

/s/ James A. Cannon James A. Cannon	Director	November 9, 2018

Elan Z. Ezickson	Director

/s/ Douglas W. Pagán Douglas W. Pagán	Director	November 9, 2018

/s/ Scott Tarriff Scott Tarriff	Director	November 9, 2018